                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

                          Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

                          Check the appropriate box:

    [_] Preliminary Proxy Statement           [_] Confidential, For Use of the
    [X] Definitive Proxy Statement              Commission Only (as permitted
    [_] Definitive Additional Materials             by Rule 14a-6(e)(2))
                     [_] Soliciting Material Pursuant to
                     Rule 14a-11(c) or Rule 14a-12

                          TOUCHTUNES MUSIC CORPORATION
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[_] Fee paid previously with preliminary materials:

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                          TOUCHTUNES MUSIC CORPORATION
                                 1800 E. Sahara
                                   Suite 107
                            Las Vegas, Nevada 89104

                           Notice of Special Meeting
                                 in lieu of the
                         Annual Meeting of Stockholders
                              and Proxy Statement

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Special Meeting in lieu of the Annual Meeting of Stockholders. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                          TOUCHTUNES MUSIC CORPORATION
                                 1800 E. Sahara
                                   Suite 107
                            Las Vegas, Nevada 89104

                                January 10, 2001

Dear Stockholder:

    We are pleased to enclose your Notice of Special Meeting in lieu of the Annual Meeting and Proxy Statement for the Special Meeting in lieu of the Annual Meeting of Stockholders of TouchTunes Music Corporation (the "Company") to be held on Thursday, February 8, 2001, at 10:00 a.m., local time, at the Montreal Marriott Chateau Champlain, Salle Le Caf' Conc', 1 Place du Canada, Montreal, Canada.

    The Board of Directors hopes that you will be able to attend this stockholders' meeting. We look forward to meeting you and discussing with you significant events that have occurred during the Company's last year and its current prospects. If you are unable to be present in person or to be otherwise represented, please execute the enclosed proxy and return it at your earliest convenience in the enclosed envelope. You are urged to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting.

                                          Very truly yours,

                                          Tony Mastronardi
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                          TOUCHTUNES MUSIC CORPORATION
                                 1800 E. Sahara
                                   Suite 107
                            Las Vegas, Nevada 89104

                           NOTICE OF SPECIAL MEETING
                                 IN LIEU OF THE
                         ANNUAL MEETING OF STOCKHOLDERS

To Stockholders
of TouchTunes Music Corporation,

    Notice is hereby given that the Special Meeting in lieu of the Annual Meeting of Stockholders of TouchTunes Music Corporation (the "Company") will be held on Thursday, February 8, 2001, at 10:00 a.m., local time, at the Montreal Marriott Chateau Champlain, Salle Le Caf' Conc', 1 Place du Canada, Montreal, Canada for the following purposes:

    (1) To elect seven (7) directors to serve until the next annual meeting and until their successors are elected and qualified;

    (2) To approve the TouchTunes Music Corporation 2000 Long Term Incentive Plan as described in the accompanying Proxy Statement;

    (3) To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants for the fiscal year ending December 31, 2000; and

    (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on January 3, 2001 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                                          By Order of the Board of Directors,
                                          Guy Nathan
                                          CORPORATE SECRETARY

Montreal, Canada
January 10, 2001

                          TOUCHTUNES MUSIC CORPORATION
                                 1800 E. Sahara
                                   Suite 107
                            Las Vegas, Nevada 89104

                      PROXY STATEMENT FOR SPECIAL MEETING
                                 IN LIEU OF THE
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                              GENERAL INFORMATION

    The Board of Directors ("Board of Directors" or "Board") of TouchTunes Music Corporation (the "Company"), hereby solicits your proxy in the form enclosed for use at the Special Meeting in lieu of the Annual Meeting of Stockholders to be held on Thursday, February 8, 2001, or any adjournment or adjournments thereof ("Special Meeting"). The expenses of soliciting your proxy will be borne by the Company. The proxy statement and form of proxy are first being mailed to stockholders on or about January 10, 2001.

    At the Special Meeting, stockholders will be asked to elect seven
(7) directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified, to approve the adoption of the TouchTunes Music Corporation 2000 Long Term Incentive Plan (the "2000 Plan"), and to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

    Management currently is not aware of any other matters that will come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

    We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Special Meeting.

DATE, TIME AND PLACE

    The Special Meeting will be held on Thursday, February 8, 2001, 10:00 a.m., local time, at the Montreal Marriott Chateau Champlain, Salle Le Caf' Conc', 1 Place du Canada, Montreal, Canada H3E 1A2.

    RECORD DATE; VOTING RIGHTS

    The Board of Directors has fixed the close of business on January 3, 2001 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof ("Record Date"). On the Record Date, there were issued and outstanding 14,658,644 shares of the Company's Class A voting common stock, par value $.001 per share ("Common Stock"), and the following shares of the Company's preferred stock entitled to vote at the meeting: 12,843,960 shares of Series A Preferred Stock, par value $.001 per share ("Series A Preferred Stock"); and 8,888,889 shares of Series B Preferred Stock ("Series B Preferred Stock" and collectively with the Series A Preferred Stock, the "Voting Preferred Stock"). The holders of Common Stock are entitled to one vote per share. The holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock that can be acquired upon conversion of such Voting Preferred Stock. On the Record Date, the holders of Voting Preferred Stock were entitled to one vote per share. Holders of record of the Common Stock and Voting Preferred Stock will vote together as a single class at the meeting. The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all holders of the Common Stock and the Voting Preferred Stock are entitled to cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.

    With respect to Proposal 1, the seven nominees for election as directors who receive the greatest number of votes cast at the Special Meeting in person or represented by proxy at the Special Meeting, assuming that a quorum is present, will be elected as directors.

    With respect to Proposals 2 and 3, approval will require the affirmative vote of 50% of the total votes cast on the proposal in person or represented by proxy at the Special Meeting.

    Abstentions (and broker non-votes) will not be counted, neither for or against a proposal, in determining the number of votes cast; however, such abstentions (and broker non-votes) shall be counted present for quorum purposes.

VOTING AND REVOCATION OF PROXIES

    The enclosed proxy is revocable at any time prior to the time voting is declared closed by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Corporate Secretary of the Company or by attending the Special Meeting and voting in person. All properly executed proxies received by the Corporate Secretary prior to the time voting is declared closed, and not revoked prior to that time, will be voted at the meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted FOR the election of each of the nominees for director as shown on the form of proxy, FOR the approval of the 2000 Plan and FOR the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants of the Company, and in accordance with the proxies' best judgment on any other matters which may properly come before the Special Meeting.

SOLICITATION OF PROXIES

    Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the stock.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    The proxies solicited hereby, unless directed to the contrary therein, will be voted for the election as directors of the Company of the following seven
(7) persons, to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Ms. Caroline Singleton, presently a director on the Board, will retire from the Board of Directors as of February 8, 2001 and will not be standing for election. Joel Schoenfeld, Pierre Desjardins, Hubert Manseau, Sophie Forest and Roland Ribotti are standing for election for the first time.

    The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all nominees named below. Except for Mr. Manseau, all such nominees are now directors of the Company. Messrs. Schoenfeld, Desjardins and Ribotti and Ms. Forest were appointed as directors by the Board of Directors either to replace those directors elected at the Company's last special meeting in lieu of the annual meeting of the stockholders that have resigned since that time or upon the resolution by the Board of Directors to increase the number of directors from six to seven. All nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the persons acting under said proxy in accordance with the recommendations of the Board of Directors.

    The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five (5) years are as follows:

                             NOMINEES FOR DIRECTOR

    TONY MASTRONARDI, 40, has been a director of the Company and its Chief Executive Officer and President since December 1994. Mr. Mastronardi has fifteen
(15) years of diverse business experience holding senior management positions in various industries. Mr. Mastronardi has had hands-on involvement in the Company's jukebox project since its conception, and currently has the responsibility of overseeing the management of the operations for the Company and TouchTunes Digital Jukebox, Inc., the Company's wholly-owned subsidiary ("TouchTunes Digital"). Between 1985 and 1994, Mr. Mastronardi was employed as a Vice President and then President of Les Pavages
Samacon Inc., a Montreal based family-owned construction company.

    GUY NATHAN, 57, has been a director of the Company and its Corporate Secretary since December 1994. Mr. Nathan is a recognized inventor, having patented over 100 intellectual property inventions since 1965. He has founded numerous research and development companies specializing in a variety of highly innovative products, such as microradars for military use, videodiscs using laser and CD technology, high efficiency DC motors and interactive cable TV. He was directly involved in the creation of photovoltaic powered television transmitters and repeaters and microwave links; created a photovoltaic powered modular television set for communal and educational TV use in third world countries; acted as consultant for numerous African countries in matters of telecommunications, more particularly in setting-up radio and television networks by satellite; developed satellite dish antennas for direct television reception in KU band; and developed and patented an interactive cable TV system.

    JOEL SCHOENFELD, 49, has been a director of the Company since
September 2000. Mr. Schoenfeld is recognized as one of the entertainment industry's leading experts on international intellectual property, competition, and privacy issues. Mr. Schoenfeld has focused on policy matters impacting the entertainment business, and particularly e-commerce. In recognition of his knowledge in the field of intellectual property, he was appointed in 1999, and continues to serve, as one of twelve Commissioners on the Industry Advisory Commission to the World Intellectual Property Organization. Since 1990, he has been a member of the Executive Board and Central Board of Directors of the International Federation of the Phonographic Industry ("IFPI"). He was elected Chairman of the IFPI Council in 1999, a position he still holds.

    Since April 2000, Mr. Schoenfeld has been a consultant for Schoenfeld Consulting Inc., a consulting firm located in Stanford, Connecticut that focuses on management and organizational issues in international markets and intellectual property issues relating to the music industry.

    From November 1989 until April 2000, Mr. Schoenfeld served as Senior Vice President and General Counsel of BMG Entertainment ("BMG"), the entertainment division of Bertelsmann AG. There he was responsible for all legal and business affairs of BMG worldwide. His duties included negotiating and analyzing new and existing business ventures and territorial expansion on a global level; international intellectual policy issues; international antitrust and competition legal matters; and privacy and database protection compliance. Also, since 1989, Schoenfeld has served as an officer or director or both for more than eighty Bertelsmann AG-related companies in more than thirty-five countries. Prior to joining BMG, Mr. Schoenfeld was General Counsel and Executive Vice President at the Recording Industry Association of America ("RIAA"), and also served on RIAA's Board of Directors.

    Mr. Schoenfeld is currently a director of ThinkPath Inc., a public company in the United States, that provides IT and engineering recruiting and project outsourcing services, technical training, and ASP based skills management technology. Mr. Schoenfeld is also a director of MindArrow Systems, a public company in the United States, that provides Web-based solutions that enable sales and marketing organizations to improve response rates and shorten sales cycles by replacing printed brochures and direct mail with multimedia messages called eBrochures.

    PIERRE DESJARDINS, 59, has been a director of the Company since
December 2000. Since 1996, Mr. Desjardins has been the Chief Executive Officer and Chairman of the Board of Directors of Total Containment Inc., a public company that offers engineering services, and underground containment equipment, in connection with the conveyance of fuels in service stations in more than 65 countries.

    From 1990 to 1994, Mr. Desjardins served as President and Chief Executive Officer of Domtar Inc., a producer of specialty and fine papers in North America. Mr. Desjardins previously served as President of both major divisions of Labatt, La Brasserie Labatt and Labatt Breweries of Canada from 1978 to 1990. In addition, from 1967 until 1978, Mr. Desjardins was the Vice President of Sales at Imperial Tobacco.

    Mr. Desjardins also serves on the Board of Directors of Uni-Select Inc., a public company that distributes motor vehicle replacement parts, tools, equipment and accessories.

    HUBERT MANSEAU, 54, has been the President and Chief Executive Officer of Societe Innovatech du Grand Montreal, a high-tech venture capital firm in Canada, since 1997. Prior to that, Mr. Manseau joined the Centre de recherche informatique de Montreal ("CRIM") as Vice President, Administration, Finances and Business Development in 1995, and then served as its Executive Vice President.

    Mr. Manseau is a member of the board of directors of SignalGene Inc., a public company that applies genomics to the development of improved prognostics and therapeutics for human diseases.

    Mr. Manseau is President of the Quebec Venture Capital Association, Reseau Capital. He is also Governor of the "Junior Chamber of Commerce of Montreal". Mr. Manseau has been a member of the board of directors of CANARIE (Canadian Network for the Advancement of Research, Industry and Education). He also has been a member and Chairman of the Board of the College Edouard-Montpetit, the largest public college in Quebec. Mr. Manseau was a founding member of the RISQ (Regional Internet Services of Quebec) network, has also served as Vice-Chairman of the board of directors of APO-Quebec (a Quebec research and development center for computer educational applications).

    SOPHIE FOREST, 32, has been a director of the Company since September 2000. In 1996, Ms. Forest joined CDP Sofinov as manager. She was promoted to director in 1998, and is now responsible for making and managing investments in the information technologies industry. Before joining CDP Sofinov, Ms. Forest was a director at Bell Canada, a telecommunications company, during 1996. Her responsibilities included supervising the development of business plans with a view to creating new alliances, equity interest and business acquisitions for Bell Canada in Quebec and elsewhere in Canada.

    Ms. Forest is a director of Servicesoft Technologies Inc, a privately held company providing e-service solutions, recently acquired by Broadbase
Software Inc., a public company in the United States. Ms. Forest also serves on the board of directors of a number of high-tech companies in Quebec and elsewhere in Canada.

    ROLAND RIBOTTI, 33, has been a director of the Company since May 2000. With experience in finance, including venture capital investments, Mr. Ribotti has held various management positions in the telecommunications sector. From
January 1997 until August 1999, Mr. Ribotti was Director of Business Investments at Bell Emergis/BCE Capital. From January 1995 until January 1997, Mr. Ribotti was the Associate Director-Finance at Bell Canada. Since August 1999,
Mr. Ribotti has been a manager at CDP Capital Communications, a subsidiary of the Caisse de depot et placement du Quebec that invests in companies actively operating in the communications field.

    Mr. Ribotti is a director of Next Generation Networks Inc., which invented E*billboards, a network of internet enabled digital video screens placed in high traffic places. He is also on the board of directors of many other companies in Quebec and elsewhere in Canada.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED HEREIN.

MEETINGS AND COMMITTEES OF THE BOARD

    During the fiscal year ended December 31, 1999 ("fiscal 1999"), the Board of Directors held eight (8) meetings, seven of which were by telephone conference and one meeting was held in person. During their term, all of the then incumbent directors were present for at least 75 percent of the meetings of the Board and the committees of the Board on which they serve, other than Tonino Lattanzi who was unable to attend for personal reasons. Note that Mr. Lattanzi resigned from the Board of Directors in December 2000 and was replaced by Mr. Desjardins.

    The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Compensation Committee is responsible for recommending to the Board of Directors the persons to be elected as executive officers of the Company and establishing the compensation of the executive officers of the Company. The Committee also makes recommendations to the Board of Directors or otherwise takes action regarding the adoption or amendment of employee benefit, bonus, incentive compensation or similar plans and is responsible for their oversight or administration. In 1999, the Committee consisted of Pierre Pharand (a director of the Company from 1997 to 2000), Committee Chairman, Jacques Bourque and Tony Mastronardi. The Committee met once in 1999.

    The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control, and compliance functions of the Company and its subsidiaries. The Committee oversees the audit function and recommends to the Board of Directors the appointment of the independent auditors. It also reviews with management and the independent auditors their annual audit findings. In discharging its responsibilities, the Committee is entitled to rely upon the reports, findings, and representations of the Company's auditors, legal counsel, and responsible officers. In 1999, the Committee consisted of Pierre Pharand, Committee Chairman, Jacques Bourque and Tony Mastronardi. The Committee met once in 1999. The Board of Directors has not adopted a written charter for the Committee. One member of the Committee, Pierre Pharand, is "independent" as such term is defined in Rule 4200(a)(15) of the NASD listing standards.

    AUDIT COMMITTEE REPORT

    In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed with management the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 "Communication with Audit Committees."

    The Audit Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board Standard No. 1, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

    Based on the review and discussions referred to above in this report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC.

COMPENSATION OF DIRECTORS

    During 1999, executive officers of the Company who were directors or members of committees of the Board of Directors of the Company received no compensation for serving in such positions. All non-officer directors of the Company were compensated for their services by a per diem fee of $500 for any day's participation in a Board or committee meeting, or any combination thereof and an annual retainer fee of $3,000 for Board membership, provided that such director attended at least 50% of the Board meetings. In addition, Committee presidents received $1,000 for attendance at committee meetings.

    On August 31, 1998, the Board of Directors also granted options to purchase 5,000 shares of the Common Stock to Caroline Singleton, Pierre Pharand and Jacques Bourque, then directors of the Company. The exercise price for the options is $2.78 per share. These options vested at the rate of 50% each on August 31, 1999 and August 31, 2000. The options have a term of ten years and the shares acquired upon exercise will be restricted securities. These options were cancelled and replaced with options granted under the 2000 Plan. The exercise price and terms of the replacement options granted under the 2000 Plan are the same as the exercise price and terms of the options cancelled.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below shows, for the years 1997 through 1999, except as otherwise noted, the compensation paid or awarded to Mr. Mastronardi, President and Chief Executive Officer, and the three other executive officers of the Company who were employed by the Company as of December 31, 1999 and whose total annual salary and bonus for fiscal 1999 exceeded $100,000 (collectively, the "Named Executives").

                                                                              LONG-TERM
                                                     ANNUAL COMPENSATION     COMPENSATION
                                                                                AWARDS
                                                                              SECURITIES
                                                                              UNDERLYING     ALL OTHER
                                         FISCAL       SALARY       BONUS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR         ($)          ($)          (#)            ($)
Tony Mastronardi                          1999     150,000 CDN      --           --          12,423 CDN
President and Chief Executive Officer     1998     150,000 CDN      --           261,000*    12,423 CDN
  and Director                            1997     125,000 CDN      --           --           4,338 CDN
Guy Nathan,                               1999     150,000 CDN      --           --           9,842 CDN
Senior Vice President, Secretary and      1998     150,000 CDN      --           261,000*     9,842 CDN
Director                                  1997     125,000 CDN      --           --             148 CDN
John Margold,                             1999         135,000     20,000        --               7,200
Vice President, Sales                     1998         129,808     10,000         93,000*       --
and Marketing                             1997          62,000      --           --             --
Linda Komorsky,                           1999         110,000     20,000         10,000*         7,200
Vice President,                           1998          66,181      5,867         58,000*       --
Business Affairs, Music Rights and        1997         --           --           --             --
Licenses

* These options were cancelled and reissued on April 19, 2000 under the 2000 Plan. The exercise price and terms of the options granted under the 2000 Plan are the same as the exercise price and terms of the options cancelled.

    STOCK OPTIONS

    The following table sets forth further information regarding grants of options to purchase Common Stock made by the Company during fiscal 1999 to the Named Executives.

                             OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                             NUMBER OF     PERCENTAGE OF
                                             SECURITIES    TOTAL OPTIONS/
                                             UNDERLYING     SARS GRANTED
                                            OPTIONS/SARS    TO EMPLOYEES    EXERCISE PRICE
NAME                                          GRANTED      IN FISCAL 1999     PER SHARE      EXPIRATION DATE
Tony Mastronardi                               --              --              --                 --
Guy Nathan                                     --              --              --                 --
John Margold                                   --              --              --                 --
Linda Komorsky                                 10,000           10,000           2.78         May 15, 2009

    The following table summarizes certain information regarding outstanding options held by the Named Executives as of December 31, 1999.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                FISCAL YEAR-END OPTION/SAR VALUES
                                                                                             VALUE OF
                                                                   NUMBER OF SECURITIES    UNEXERCISED
                                                                        UNDERLYING         IN-THE-MONEY
                                                                       UNEXERCISED         OPTIONS/SARS
                                                                     OPTIONS/SARS AT      AT FISCAL YEAR
                                                                   FISCAL YEAR END (#)      END ($)(1)
                                              SHARES
                                            ACQUIRED ON    VALUE         EXERCISABLE/        EXERCISABLE/
NAME                                         EXERCISE     REALIZED      UNEXERCISABLE       UNEXERCISABLE
Tony Mastronardi                               --           --          12,750/248,250                 **
Guy Nathan                                     --           --          12,750/248,250                 **
John Margold                                   --           --           35,750/57,250                 **
Linda Komorsky                                 --           --           12,500/55,500                 **

(1) Value is calculated as the difference between the fair market value of a share of Common Stock on December 31, 1999 ($2.0625 per share) and the exercise price of the options.

**  None of the unexercised options were in-the-money.

    EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement, effective fiscal 1997, with Tony Mastronardi (the "Mastronardi Agreement"). Under the Mastronardi Agreement, the Company agreed to employ Mr. Mastronardi as its President and Chief Executive Officer. The Mastronardi Agreement has an initial term of five years and is terminable by the Company at any time for cause. In addition, the Mastronardi Agreement provides for an initial annual base salary of $125,000
(CDN) and customary benefits. The Company subsequently increased
Mr. Mastronardi's annual base salary to $150,000 (CDN).

    The Company is party to an employment agreement, effective fiscal 1997, with Guy Nathan (the "Nathan Agreement"). Under the Nathan Agreement, the Company agreed to employ Mr. Nathan as the Company's Senior Vice President and Corporate Secretary. The Nathan Agreement has an initial term of five years and is terminable by the Company at any time for cause. In addition, the Nathan Agreement provides for an initial annual base salary of $125,000 (CDN) and customary benefits. The Company subsequently increased Mr. Nathan's annual base salary to $150,000 (CDN).

    Messrs. Mastronardi and Nathan each entered into a non-competition and confidentiality agreement with the Company. These agreements are effective during the period of employment and for one year thereafter. The non-competition covenants are effective for so long as Mr. Mastronardi or Mr. Nathan, as the case may be, owns, directly or indirectly, any shares of Common Stock

    The Company entered into an employment agreement, effective fiscal 1997, with John Margold (the "Margold Agreement"). Under the Margold Agreement, the Company will employ Mr. Margold as Vice-President of Sales and Marketing. The Margold Agreement as an initial term of one year and thereafter shall automatically renew for successive one-year periods unless either party gives three months' notice to the other party terminating the agreement. The Margold Agreement provides for a minimum base salary (currently $135,000) and customary benefits. In addition, under the Margold Agreement, Mr. Margold is subject to a non-disclosure, as well as non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants are effective during Mr. Margold's term of employment with the Company and for one year thereafter.

    The Company entered into an employment agreement, effective fiscal 1998, with Linda Komorsky (the "Komorsky Agreement"). Under the Komorsky Agreement, the Company will employ Ms. Komorsky as the Vice-President of Business Affairs, Music and Licensing. The Komorsky Agreement is terminable for any reason by either party upon four month's prior written notice. Also, pursuant to the Komorsky Agreement, Ms. Komorsky receives customary benefits, a minimum base salary (currently $110,000 and stock options for 20,000 shares of Common Stock that vest as follows: 15% at the end of the first year of employment; 35% at the end of the second year of employment, and 50% at the end of the third year of employment. In addition, the Komorsky Agreement provides that in the event
Ms. Komorsky terminates her employment with the Company, all stock options granted and vested prior to such termination may be exercised for a period of three months following the termination date. The Komorsky Agreement further provides for severance payments in the event the Company elects to terminate
Ms. Komorsky's employment for any reason other than for fraud or theft, that vary depending upon her length of employment with the Company. Ms. Komorsky is also subject to a confidentiality agreement, pursuant to which she must keep confidential certain information she obtains during her employment with the Company concerning the Company's business and its trade secrets and computer programs.

                              BENEFICIAL OWNERSHIP

    The following table sets forth information as of December 31, 2000 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each Named Executive; and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                          NUMBER OF SHARES BENEFICIALLY
                                                           OWNED DIRECTLY OR INDIRECTLY                PERCENT
                                                  ----------------------------------------------      OF CLASS
                                                                      VOTING                          ---------
                                                                    PREFERRED       TOTAL VOTING       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER              COMMON STOCK       STOCK(1)          POWER          OF CLASS*
------------------------------------              ------------      ----------      ------------      ---------
Tony Mastronardi................................   10,001,920 (2)                    10,001,920         27.3%
4973 Felix McLearnan                                  393,090 (3)                       393,090          1.1%
Pierrefonds, QC H8Y 3L2                                25,500 (4)                        25,500           **

Guy Nathan......................................   10,001,920 (2)                    10,001,920         27.3%
370 Des Roselins                                      393,090 (3)                       393,090          1.1%
Nun's Island, Quebec H3E 1Y6                           25,500 (5)                        25,500           **

Tonino Lattanzi.................................      328,038                           328,038           **
12 rue Dubois                                      10,001,920 (2)                    10,001,920         27.3%
Clamart, France 92140                                 393,090 (3)                       393,090          1.1%
                                                       14,666 (6)                        14,666           **

Sofinov Societe Financiere d'Innovation Inc.....                     9,235,774(7)     9,235,774         25.2%
1981 McGill College Ave.                                             2,222,222(7)     2,222,222          6.1%
Montreal, Quebec H3A 3C7

Societe Innovatech du Grand Montreal............                     3,608,186(8)     3,608,186          9.9%
2020 University
Montreal, Quebec H3A 2A5

CDP Capital Communications......................                     6,666,667(9)     6,666,667         18.2%
1981 McGill College Ave.
Montreal, Quebec H3A 3C7

Caroline Singleton..............................        5,000(10)                         5,000           **
4551 Madison Avenue
Montreal, Quebec H4B 2V5

Pierre Desjardins...............................       33,400                            33,400           **
2228 Bear Den Road
Frederick, MD 21701

John Margold....................................       85,250(11)                        85,250           **
704 Patton Drive
Buffalo Grove, Illinois 60089

Linda Komorsky..................................       60,250(12)                        60,250           **
1600 South Rexford Drive
Los Angeles, California 90035

All directors and executive officers as a          10,972,614(13)   21,732,849(14)   32,705,463         89.4%
 group (9 persons)..............................

* percentage amounts based on all outstanding voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and options to purchase Common Stock which are exercisable within 60 days of December 31, 2000.

**  less than 1%.

---------------

(1) Voting Preferred Stock includes both Series A Preferred Stock and Series B Preferred Stock. The holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock that can be acquired upon conversion of such Voting Preferred Stock. On the Record Date, the holders of Voting Preferred Stock were entitled to one vote per share.

(2) Messrs. Mastronardi, Nathan and Lattanzi each own 33% of the capital stock of Techno Expres, SA, a French corporation with offices at 36, rue du Marche, 94140 Alfortville France, the owner of 10,001,920 shares of Common Stock.

(3) Messrs. Mastronardi, Nathan and Lattanzi own 50%, 16.67% and 33.33%, respectively, of the capital stock of TouchTunes Juke Box Inc., a Canadian corporation, with offices at 4973 Felix McLearnan, Pierrefonds, Quebec, H8Y 3L2. TouchTunes Juke Box Inc. holds 393,090 shares of Common Stock.

(4) Represents 25,500 shares of Common Stock subject to options held by Mr. Mastronardi that are exercisable within 60 days of December 31, 2000.

(5) Represents 25,500 shares of Common Stock subject to options held by Mr. Nathan that are exercisable within 60 days of December 31, 2000.

(6) Mr. Lattanzi indirectly owns Neturba SRL, an Italian corporation with offices at via Bonafica 26 63040 Malitignano, Italy. Neturba SRL holds 14,666 shares of Common Stock.

(7) Represents 9,235,774 shares of Series A Preferred Stock and 2,222,222 shares of Series B Preferrred Stock held by Sofinov that are convertible share for share (subject to certain antidilutive provisions) into Common Stock, at the option of the holder.

(8) Represents 3,608,186 shares of Series A Preferred Stock held by Societe Innovatech du Grand Montreal that are convertible share for share (subject to certain antidilutive provisions) into Common Stock, at the option of the holder.

(9) Represents 6,666,667 shares of Series B Preferrred Stock held by CDP Capital Communications that are convertible share for share (subject to certain antidilutive provisions) into Common Stock, at the option of the holder.

(10) Represents 5,000 shares of Common Stock subject to options held by Ms. Singleton that are exercisable within 60 days of December 31, 2000.

(11) Represents 85,250 shares of Common Stock subject to options held by Mr. Margold that are exercisable within 60 days of December 31, 2000.

(12) Represents 60,250 shares of Common Stock subject to options held by Mrs. Komorsky that are exercisable within 60 days of December 31, 2000.

(13) Includes 201,500 shares of Common Stock subject to options that are exercisable within 60 days of December 31, 2000.

(14) Represents 12,843,960 shares of Series A Preferred Stock and 8,888,889 shares of Series B Preferred Stock that are convertible share for share (subject to certain antidilutive provisions) into Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with except the following: Each of John Margold, Linda Komorsky, Tony Mastronardi, Guy Nathan and Caroline Singleton failed to file a report following the grant of stock options to them on August 1998 (and also on May 1999 with respect to Linda Komorsky). Tonino Lattanzi failed to file a Form 4 to report the disposition of shares in TouchTunes Music Corporation, held by TouchTunes Jukebox, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Two Canadian entities, each of which are beneficial owners of an excess of 5% of the Series A Preferred Stock, which is convertible, at any time, into shares of Common Stock, Societe Innovatech du Grand Montreal ("Innovatech"), a beneficial owner of Series A Preferred Stock that is convertible into shares representing 9.9% of the Common Stock, and Sofinov Societe Financiere D'Innovation Inc. ("Sofinov", collectively with Innovatech, the "Canadian Investors") a beneficial owner of Series A Preferred Stock and Series B Preferred Stock that collectively is convertible into shares representing 31.5% of the Common Stock, invested in the development and promotion of the Company's Digital Jukebox project. See "Beneficial Ownership". Specifically, in 1997, the Canadian Investors and the Company formed TouchTunes Digital Jukebox, Inc. ("TouchTunes Digital"). The Canadians Investors contributed, in the aggregate, $4,000,000 (CDN) in exchange for certain shares of the capital stock of TouchTunes Digital. Through a series of transactions in 1998 and 1999, the Canadian Investors acquired, in the aggregate, debentures of TouchTunes Digital in the principal amount of $20,330,579. Pursuant to an arrangement between the Company and TouchTunes Digital, TouchTunes Digital performs research and development with respect to the Company's Digital Jukebox project and provides the Company with such other additional services as the Company reasonably requests in connection with the implementation of the Company's Digital Jukebox project.

    In December 1999, pursuant a share exchange agreement and an amended debenture put right agreement, between the Company and the Canadian Investors, the Canadian Investors exchanged their shares and debentures of TouchTunes Digital for, in the aggregate, 12,843,860 shares of Series A Preferred Stock. As a result of the exchange of shares and debentures, the Company became the sole stockholder of TouchTunes Digital.

    On May 18, 2000, the Company issued an aggregate of 8,888,889 shares of Series B Preferred Stock in exchange for $14,000,000 in cash and $6,000,000 in prior advances to the Company. The Company issued 2,222,222 shares of Series B Preferred Stock to Sofinov, in exchange for proceeds of $5,000,000 previously advanced by Sofinov to the Company. The remaining 6,666,667 shares of Series B Preferred Stock were issued to CDP Capital Communications ("CDP Capital"), a beneficial owner of Series B Preferred Stock, which is convertible by CDP, at any time, into shares representing 18.3% of the Common Stock, in exchange for proceeds of $14,000,000 in cash and $1,000,000 previously advanced by CDP Capital to the Company. See "Beneficial Ownership". CDP Capital received $136,370 as a fee for its financial services with respect to this transaction.

PROPOSAL 2 -- APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN

    The Company is asking stockholders to approve the TouchTunes Music Corporation 2000 Long-Term Incentive Plan (the "2000 Plan"). On April 19, 2000, the Board of Directors adopted the 2000 Plan and reserved 7,000,000 shares of Common Stock for issuance thereunder, subject to the stockholder approval solicited by this proxy statement.

GENERAL INFORMATION

    The Board of Directors and management believe that it is in the best interests of the Company and its stockholders to recognize the contributions of employees and other persons who provide key services to the Company and its affiliates by providing them with appropriate incentives, including grants of options.

DESCRIPTION OF THE 2000 PLAN

    The following summary of the material terms of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is available by writing to the Company, c/o TouchTunes Digital Jukebox, Inc., 3 Commerce Place, 4th Floor, Nuns' Island, Montreal, Quebec H3C 1H7, Attention:
Chris Marcolefas. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2000 Plan.

    PURPOSE OF THE 2000 PLAN. The purpose of the 2000 Plan is to assist the Company and its affiliates in attracting, retaining and providing incentives to eligible persons of outstanding ability by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the stockholders of the Company.

    TYPES OF AWARDS AND ELIGIBILITY. The 2000 Plan provides for grants of incentive stock options, nonstatutory stock options, restricted stock, incentive shares and performance awards, collectively referred to herein as the "Awards," to persons who are employees, directors, hired to be employees of the Company or an Affiliate, or consultants or independent contractors to the Company or an Affiliate, and who are determined by the Committee to render key services to the Company or an Affiliate ("Eligible Persons"). The number of Eligible Persons in each such class is approximately: 60 employees, 5 directors and 3 former employees who were granted options during their employment. Incentive stock options may not be granted to persons who are not employees of the Company or an affiliate, as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended ("Code").

    ADMINISTRATION. The 2000 Plan is administered by a Committee appointed by the Company's Board of Directors. If there is no such appointment, the Board of Directors shall constitute the Committee.

    Subject to the terms of the 2000 Plan, the Committee makes all decisions concerning the administration of the 2000 Plan, including when to grant Awards, which Eligible Persons will receive Awards, how often Awards will be granted, and the size and other terms of those Awards. The Committee also interprets the 2000 Plan and any Agreements evidencing Awards. Any decisions of the Committee in accordance with its authority under the 2000 Plan are final.

    SHARES SUBJECT TO GRANT AND ADJUSTMENT. The 2000 Plan permits for issuance a total of 7,000,000 Shares plus an additional number of Shares each year equal to 15% (or any lesser number approved by the Board) of the number of any Shares newly issued by the Company during such year. Notwithstanding the foregoing, incentive stock options may not be granted with respect to more than 15,000,000 Shares under the 2000 Plan. The maximum number of Shares with respect to which any one employee may be granted Options under the 2000 Plan during its term is limited to 3,000,000 Shares. If an Option expires or terminates for any reason without having been fully exercised, if Shares of restricted stock are forfeited or if Shares covered by an incentive share award or a performance award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall become available for the grant of additional Awards.

    In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Awards, (ii) the exercise price of Options, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under the 2000 Plan, (iv) the maximum number of Shares with respect to which an Employee may be granted Options during the term of the 2000 Plan and (v) the maximum number of Shares with respect to which incentive stock options may be granted.

    STOCK OPTIONS. The 2000 Plan authorizes the grant of incentive stock options and nonstatutory stock options. The exercise of an Option permits the optionee to purchase Shares from the Company at a specified exercise price per Share. Options granted under the 2000 Plan are exercisable upon such terms and conditions as the Committee shall determine.

    The exercise price per Share and manner of payment for Shares purchased pursuant to Options are determined by the Committee, subject to the terms of the 2000 Plan. The per Share exercise price of incentive stock options granted under the 2000 Plan may not be less than the fair market value per Share of the Common Stock at the time of the grant, except that incentive stock options granted to an employee who is a 10% stockholder (after applying certain stock ownership attribution rules) may not have an exercise price less than 110% of such fair market value.

    The 2000 Plan provides that the term during which Options granted may be exercised shall be determined by the Committee, except that no Option may be exercised after ten years (five years in the case of incentive stock options granted to an employee who is a 10% stockholder after applying certain stock ownership attribution rules) following its date of grant.

    RESTRICTED STOCK. Awards of restricted stock consist of Shares, granted without payment of cash consideration by the grantee unless otherwise specified in the Agreement evidencing such Award, that are restricted against transfer, subject to forfeiture and subject to such other terms, conditions and restrictions, for such period or periods, as shall be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

    The Performance Goals are established by the Committee and may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Person or the department, branch,

Affiliate or other division in which he or she works, or may be based on the performance of the Company or the Company and its Affiliates generally, and may cover such period as may be specified by the Committee.

    Restricted stock awarded under the 2000 Plan and the right to vote shares of such restricted stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered during the restriction period. With the exception of these restrictions upon transfer, the recipient of a restricted stock award has all other right of a stockholder including, but not limited to, the right to receive dividends and the right to vote shares awarded.

    INCENTIVE SHARES. Incentive shares granted under the 2000 Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive share awards shall provide for the issuance of Shares to a grantee at such times and subject to such terms and conditions as determined by the Committee, including without limitation terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals (as described above with respect to restricted stock awards).

    PERFORMANCE AWARDS. The 2000 Plan authorizes the grant of performance awards which become payable upon the attainment of one or more specified Performance Goals (as described above with respect to restricted stock awards). Performance awards granted under the 2000 Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Performance awards may be paid by the delivery of shares or cash, or any combination of shares or cash, as specified in the Agreement.

    TRANSFERABILITY. An Award under the 2000 Plan is not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in the Agreement evidencing such Award.

    PLAN AMENDMENT AND TERMINATION. Unless sooner terminated by the Board, the 2000 Plan will terminate on May 1, 2010. The Board has the power to modify, amend or terminate the 2000 Plan, subject to stockholder approval of certain types of amendments. No modification, amendment or termination of the 2000 Plan will adversely affect the rights or obligations of the holder of any Award made prior to such modification, amendment or termination, without the holder's consent.

SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion briefly summarizes certain federal income tax aspects of incentive stock options, nonstatutory stock options, restricted stock, incentive shares and performance awards granted or awarded under the 2000 Plan. State and local tax consequences may differ.

    INCENTIVE STOCK OPTIONS. Generally, an optionee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an incentive stock option within certain specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonstatutory stock option, as described below.

    NONSTATUTORY STOCK OPTIONS. An optionee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the optionee exercises the nonstatutory stock option. In general, the amount of ordinary income required to be recognized is an amount equal to the amount by which the aggregate fair market value of the shares on the date of exercise exceeds the aggregate exercise price per share paid for such shares.

    RESTRICTED STOCK. Shares of restricted stock awarded under the 2000 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a grantee makes a
Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the fair market value of the shares on the date of award. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

    INCENTIVE SHARES AND PERFORMANCE AWARDS. A grantee of an incentive shares award or a performance award generally is not required to recognize income on the grant of incentive shares award or a performance award. Instead, ordinary income generally is required to be recognized, in the case of incentive shares, on the date such shares are issued or, in the case of a performance award, on the date of payment of such award in cash or shares. In general, the amount of ordinary income required to be recognized, in the case of incentive shares, is the fair market value of the shares on the date of issue or, in the case of a performance award, is the amount of cash and/or the fair market value of the shares received.

    GAIN OR LOSS ON SALE OR EXCHANGE OF 2000 PLAN SHARES. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2000 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), an optionee may be required to recognize ordinary income upon such disposition.

    DEDUCTIBILITY BY COMPANY. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if an optionee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized.

    In the case of a nonstatutory stock option (including an incentive stock option that is treated as a nonstatutory stock option, as described above), a grant of restricted stock, an award of incentive shares or a performance award, at the same time the optionee or grantee is required to recognize ordinary income, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

    PERFORMANCE-BASED COMPENSATION.  Subject to certain exceptions,
Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent it exceeds $1 million for the taxable year. The 2000 Plan is intended to allow the grant of awards that qualify under an exception to the deduction limit for "performance-based compensation."

    PARACHUTE PAYMENTS. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Committee, in its discretion, grants an option the vesting of which is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and any deduction disallowance rules would be triggered with respect to certain of the Company's employees.

ACCOUNTING TREATMENT

    Under current accounting principles, neither the grant nor the exercise of an incentive stock option or a nonstatutory stock option by an employee or director under the 2000 Plan, with an exercise price not less than the fair market value of Common Stock at the date of grant, requires any charge against earnings. The Company is required to disclose in a footnote to its financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the estimated grant date fair value of stock options that are expected to vest.

    Restricted stock, incentive shares, performance awards, incentive stock options and nonstatutory options granted to non-employees or consultants will require a charge to earnings representing the value of the benefit conferred, which, in the case of restricted stock, may be spread over the restrictive period. Such charge is based on the market value of the shares of Common Stock transferred at the time of issuance.

NEW PLAN BENEFITS

    Set forth below is a table of stock options granted to certain individuals under the 2000 Plan, which plan is subject to approval by stockholders. The Company has not granted any restricted stock, incentive shares or performance awards.

NAME AND POSITION                                             DOLLAR VALUE(1)   NUMBER OF UNITS
-----------------                                             ---------------   ---------------
Tony Mastronardi, President and Chief Executive Officer
  and Director..............................................        N/A              261,000

Guy Nathan, Senior Vice President, Secretary
  and Director..............................................        N/A              261,000

John Margold, Vice President, Sales and Marketing...........        N/A              203,000

Linda Komosky, Vice President, Business Affairs, Music
  Rights and Licenses.......................................        N/A              253,000

Executive Group.............................................        N/A            2,023,000

Non-Executive Director Group................................        N/A              255,950

Non-Executive Officer Employee Group........................        N/A              719,216

------------

(1) Based on the fair market value of a share of Common Stock on January 4, 2001 ($1.125 per share), the stock options do not have a postive market value.

CERTAIN OTHER INFORMATION

    Approval of the 2000 Plan requires the affirmative vote of 50% of the total votes cast on the proposal in person or represented by proxy at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
COMPANY'S 2000 STOCK INCENTIVE PLAN.

               PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS

    On November 23, 2000, the Board of Directors selected the firm of Ernst & Young LLP as independent auditors of the Company for fiscal year ending December 31, 2000. This nationally known firm has no direct or indirect financial interest in the Company.

    The Board of Directors is submitting the selection of Ernst & Young LLP as the Company's independent auditor for fiscal 2000 for ratification by the stockholders at the Special Meeting. If a majority of the shares of Common Stock, together with the Voting Preferred Stock, represented in person or by proxy at the meeting is not voted for ratification, the Board will reconsider its appointment of Ernst & Young LLP as independent auditors for fiscal 2000.

    A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 2000.

                        NOTIFICATION OF BYLAW AMENDMENT

    On December 12, 2000, the Board of Directors amended the Bylaws of the Company to provide (i) that the number of directors of the Company shall be set at no less than three (3), no more than nine (9), as shall be determined from time to time by a resolution adopted by the directors then in office, and
(ii) that the annual meeting of stockholders shall be held on such date and at such time as shall be fixed from time to time by the Board of Directors, however the meeting shall be no later than 150 days following the Company's fiscal year end.

                                 OTHER BUSINESS

    The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

                                 ANNUAL REPORTS

    The Company also has filed with the SEC an Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1999 (the "Form 10-KSB"). The Company's 10-KSB is enclosed with this Proxy Statement. Copies of the Form 10-KSB are available upon written request to the Company at c/o TouchTunes Digital Jukebox, Inc. 3 Commerce Place, 4th Floor, Nuns' Island, Montreal, Quebec H3E 1H7, Attention: Chris Marcolefas and also may be accessed electronically by means of the SEC's home page on the Internet at "http://www.sec.gov."

                   FISCAL 2000 ANNUAL MEETING OF STOCKHOLDERS

    It presently is contemplated that the annual meeting of stockholders following fiscal 2000 will be held on or about May 8, 2001. Under the current rules of the Securities and Exchange Commission, in order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials of the Company for the fiscal 2000 annual meeting of stockholders, it must be received by the Corporate Secretary of the Company no later than March 31, 2001, by certified mail, return receipt requested.

    In addition, the proxies appointed by the Company may exercise discretionary authority when voting on a stockholder proposal properly presented at the Company's fiscal 2000 annual meeting of stockholders that is not included in the Company's proxy statement for such meeting if such proposal is received by the Company after March 31, 2001. If notice of such a stockholder proposal is received by the Company on or prior to such date, such proposal is properly presented at the fiscal 2000 annual meeting and is not included in the Company's proxy statement for such meeting, the proxies appointed by the Company may exercise discretionary authority if, in such proxy statement, the Company advises stockholders on the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the stockholder submitting such proposal satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to the Company's stockholders.

                                          By Order of the Board of Directors,

                                          GUY NATHAN
                                          CORPORATE SECRETARY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                          TOUCHTUNES MUSIC CORPORATION

                    PROXY FOR SPECIAL MEETING IN LIEU OF THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 2001

    The undersigned hereby appoints Tony Mastronardi and Guy Nathan, and either of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of TouchTunes Music Corporation (the "Company") that the undersigned is entitled to vote, at the Special Meeting in lieu of the Annual Meeting of Stockholders of the Company to be held on February 8, 2001, and at any adjournments thereof with all powers the undersigned would possess if personally present, as follows on the reverse side of this proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 1, AND FOR APPROVAL OF THE PROPOSALS LISTED IN ITEMS 2 AND 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

                   (CONTINUED ON OTHER SIDE, PLEASE SIGN AND
              DATE ON OTHER SIDE, AND RETURN IN ENCLOSED ENVELOPE)

PLEASE MARK YOUR VOTES AS INDICATED IN EXAMPLE  /X/

Item 1.       Election of Tony Mastronardi, Guy Nathan, Joel Schoenfeld, Pierre DesJardins, Hubert
              Manseau, Sophie Forest and Roland Ribotti

              For                       Withhold Authority

Item 2.       Proposal to approve the 2000 Long Term Incentive Plan

              For                       Against                   Abstain

Item 3.       Proposal to ratify the appointment of Ernst & Young, LLP, as auditors for fiscal year ending December 31,
              2000

              For                       Against                   Abstain

Item 4.       In their discretion, such other matters as may properly come before the meeting or adjournment thereof

              For                       Against                   Abstain

Date: __________________________________ , 2001

         _____________________________________________________________

                                  Signature(s)

         _____________________________________________________________

                                  Signature(s)

Please sign here personally. Signature of stockholder(s) should correspond directly with name(s) in which shares are registered. If the stock is registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE